Exhibit 5.1

[KIRKLAND & ELLIS LLP LETTERHEAD]

October 28, 2004

NRG Energy, Inc.
and the Guarantors set forth on Exhibit A
901 Marquette Avenue
Suite 2300
Minneapolis, Minnesota 55402

Re:	Registration Statement on Form S-4 (Registration No. 333-)

Ladies and Gentlemen:

     We are issuing this opinion letter in our capacity as special legal counsel to NRG Energy, Inc., a Delaware corporation (the “Issuer”), and the guarantors set forth on Exhibit A hereto (the “Guarantors” and, collectively with the Issuer, the “Registrants”). In this opinion letter: (i) Chickahominy River Energy Corp., which is listed on Exhibit A hereto, is also referred to as the “Virginia Registrant”; and (ii) NEO Corporation, which is listed on Exhibit A hereto, is also referred to as the “Minnesota Registrant.” This opinion letter is being delivered in connection with the proposed registration by the Issuer of $1,725,000,000 in aggregate principal amount of the Issuer’s 8% Second Priority Senior Secured Notes due 2013, Series B (the “Exchange Notes”) pursuant to a Registration Statement on Form S-4 (Registration No. 333- ) as filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”).

     The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the “Guarantees”). The Exchange Notes are to be issued pursuant to the Indenture (as may be amended or supplemented from time to time, the “Indenture”), dated as of December 23, 2003, among the Issuer, the Guarantors and Law Debenture Trust Company of New York, as trustee. The Guarantees are to be issued pursuant to the Indenture and the Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”), dated as of December 23, 2003, made by the Issuer, NRG Power Marketing, Inc., the Guarantors and certain other guarantors set forth therein in favor of Deutsche Bank Trust Company Americas, as Collateral Trustee, Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative Agent, and Law Debenture Trust Company of New York, as Trustee. The Exchange Notes and the Guarantees are to be issued in exchange for and in replacement of the Issuer’s outstanding 8% Second Priority Senior Secured Notes due 2013 (the “Senior Notes”), of which $1,725,000,000 in aggregate principal amount is subject to the exchange offer pursuant to the Registration Statement.

NRG Energy, Inc.
October 28, 2004

     In connection with issuing this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) resolutions of the Registrants with respect to the issuance of the Exchange Notes and the Guarantees, (ii) the Indenture, (iii) the Guarantee and Collateral Agreement, (iv) the Registration Statement, (v) the Registration Rights Agreement, dated as of December 23, 2003, by and among the Registrants, Lehman Brothers Inc., Credit Suisse First Boston LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. and (v) the Registration Rights Agreement, dated as of January 28, 2004, by and among the Registrants, Credit Suisse First Boston LLC and Lehman Brothers Inc.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

     Based upon and subject to the assumptions, qualifications, exclusions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof in exchange for the Senior Notes, the Exchange Notes will be binding obligations of the Issuer and the Guarantees will be binding obligations of the Guarantors.

     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     Our advice on every legal issue addressed in this letter is based exclusively on the law of the States of California, Delaware and New York or the federal law of the United States. For purposes of our opinion that the Guarantees will be binding obligations of the Guarantors, we have, without conducting any research or investigation with respect thereto, relied on the

NRG Energy, Inc.
October 28, 2004

opinions of: (i) Leonard, Street and Deinard Professional Association with respect to the Minnesota Registrant; and (ii) Williams Mullen with respect to the Virginia Registrant, that such Guarantees have been duly authorized, executed and delivered, and do not conflict with, or require consents under, their respective states of organization. We are not licensed to practice in Minnesota or Virginia and we have made no investigation of, and do not express or imply an opinion on, the laws of such states.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of California, Delaware or New York or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,
/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP

Exhibit A

Guarantors

Arthur Kill Power LLC
Astoria Gas Turbine Power LLC
Berrians I Gas Turbine Power LLC
Big Cajun II Unit 4 LLC
Capistrano Cogeneration Company
Chickahominy River Energy Corp.
Commonwealth Atlantic Power LLC
Conemaugh Power LLC
Connecticut Jet Power LLC
Devon Power LLC
Dunkirk Power LLC
Eastern Sierra Energy Company
El Segundo Power II LLC
Hanover Energy Company
Huntley Power LLC
Indian River Operations Inc.
Indian River Power LLC
James River Power LLC
Kaufman Cogen LP
Keystone Power LLC
Louisiana Generating LLC
MidAtlantic Generation Holding LLC
Middletown Power LLC
Montville Power LLC
NEO California Power LLC
NEO Chester-Gen LLC
NEO Corporation
NEO Freehold-Gen LLC
NEO Landfill Gas Holdings Inc.
NEO Power Services Inc.
NEO Tajiguas LLC
Northeast Generation Holding LLC
Norwalk Power LLC
NRG Affiliate Services Inc.
NRG Arthur Kill Operations Inc.
NRG Asia-Pacific, Ltd.
NRG Astoria Gas Turbine Operations Inc.
NRG Bayou Cove LLC
NRG Cabrillo Power Operations Inc.
NRG Cadillac Operations Inc.
NRG California Peaker Operations LLC
NRG Central U.S. LLC
NRG Connecticut Affiliate Services Inc.

NRG Devon Operations Inc.
NRG Dunkirk Operations Inc.
NRG Eastern LLC
NRG El Segundo Operations Inc.
NRG Huntley Operations Inc.
NRG International LLC
NRG Kaufman LLC
NRG Mesquite LLC
NRG MidAtlantic Affiliate Services Inc.
NRG MidAtlantic Generating LLC
NRG MidAtlantic LLC
NRG Middletown Operations Inc.
NRG Montville Operations Inc.
NRG New Jersey Energy Sales LLC
NRG New Roads Holdings LLC
NRG North Central Operations Inc.
NRG Northeast Affiliate Services Inc.
NRG Northeast Generating LLC
NRG Norwalk Harbor Operations Inc.
NRG Operating Services, Inc.
NRG Oswego Harbor Power Operations Inc.
NRG Power Marketing Inc.
NRG Rocky Road LLC
NRG Saguaro Operations Inc.
NRG South Central Affiliate Services Inc.
NRG South Central Generating LLC
NRG South Central Operations Inc.
NRG West Coast LLC
NRG Western Affiliate Services Inc.
Oswego Harbor Power LLC
Saguaro Power LLC
Somerset Operations Inc.
Somerset Power LLC
South Central Generation Holding LLC
Vienna Operations Inc.
Vienna Power LLC